SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Act of 1934

Date of Report (Date of earliest event reported): April 21, 2022

TWO HANDS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-56065	42-1770123
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1035 Queensway East Mississauga, Ontario Canada	L4Y 4C1
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (416) 357-0399

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

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SECTION 8 - OTHER EVENTS

ITEM 8.01 OTHER EVENTS

Non-Offering Prospectus for Canadian Securities Exchange Listing Application

On October 28, 2021, Two Hands Corporation (the “Company”) filed a non-offering preliminary prospectus with the securities regulatory authorities in the Provinces of British Columbia and Ontario.

On April 21, 2022, the Company filed the final Long Form Prospectus (“Prospectus”) with the Ontario Securities Commission.

On April 22, 2022, the Company received a receipt for the Prospectus from the Ontario Securities Commission. The Prospectus has been filed under Multilateral Instrument 11-102 Passport System in British Columbia. As a result, the Company is a reporting Issuer under the securities laws of Ontario and British Columbia.

The Prospectus is filed on the SEDAR filing system at www.sedar.com.

The Company intends to file for a listing and trading of its common shares on a recognized Canadian stock exchange now that the Prospectus has been filed. The listing will be subject to the Company fulfilling all of the listing requirements of such stock exchange. As of the date hereof, no stock exchange has conditionally approved the Company and there is no assurance that it will do so.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 25, 2022

TWO HANDS CORPORATION By: /s/ Nadav Elituv Nadav Elituv Chief Executive Officer

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